Exhibit 99.1

ZELTIQ ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

34% Year-over-Year Revenue Growth to $61.2 Million

Increases Full Year 2015 Revenue & Profitability Guidance

Receives FDA Clearance to Treat Submental Fat

Announces Collaboration with Massachusetts General Hospital for Treatment of Acne

•	337 systems shipped, compared to 260 systems in third quarter 2014, bringing total system installed base to 4,247 systems

•	247,298 revenue cycles, up 55% from third quarter 2014

•	Third quarter GAAP net income of $2.1 million, or $0.05 per share

•	Third quarter Adjusted EBITDA of $5.6 million, or 9.2% of total revenue

PLEASANTON, CA (October 27, 2015) –ZELTIQ®, (Nasdaq: ZLTQ) a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, today announced financial results for the third quarter 2015.

Mark Foley, President and Chief Executive Officer, said, “I am very pleased with our ongoing, successful execution and our ability to continue to expand and grow the non-invasive fat reduction market which we believe remains in its early stages of evolution. Our third quarter revenue of $61.2M reflects the significant momentum we are experiencing, our expanding leadership position and our ability to continue to penetrate the largely untapped $4 billion non-invasive fat reduction market. In the quarter, over 50% of our revenue came from consumables and our 34% year-over-year total revenue growth was driven by our ninth consecutive quarter of year-over-year account utilization growth. These results and our expectations for the fourth quarter have led us to raise our full year revenue guidance to approximately $252 million.”

Mr. Foley continued, “I am also pleased with the progress we continue to make on our strategic initiatives which include new product introductions, expanded indications, increasing brand awareness, shorter treatment times and increasing account utilization. In the third quarter we expanded our direct-to-consumer pilot, continued the successful roll out of our CoolSmooth PRO™ applicator, received FDA clearance to treat submental fat and launched our CoolMini applicator. Early feedback on our CoolMini applicator and its ability to treat submental fat has been very positive and we are excited about the significant new market opportunity CoolMini opens up and its ability to bring new patients into the aesthetic channel. Our CoolSmooth Pro applicator continues to receive positive feedback as more physicians experience the economic and convenience benefits of a shorter treatment time and better practice efficiency. In addition, we remain on track to introduce colder temperatures to our suction-based applicators in 2016 which we believe will enable our practices to reduce treatment times by almost half. Our direct-to-consumer pilot continues to generate positive results and our expansion into seven additional U.S. cities and one international market is having a measurable effect. Lastly, we are pleased to announce that we entered into a collaboration and license agreement with Massachusetts General Hospital (MGH) for the treatment of acne. The agreement provides ZELTIQ with the rights, on an exclusive worldwide basis, to the intellectual property generated from the collaboration. As part of this, we will be paying MGH a 3% royalty for any future products that are commercialized under this agreement. We have confidence that our technology, strategic initiatives, deep pipeline, marketing expertise and compelling practice economics will continue to drive robust top-line growth.”

Third Quarter Financial Review

Total revenue for the third quarter 2015 was $61.2 million, consisting of $29.3 million of system revenue and $31.9 million of consumable revenue. This compares to total revenue of $45.7 million, consisting of $24.8 million of system revenue and $20.9 million of consumable revenue for the third quarter 2014. Total revenue cycles shipped increased 55% to 247,298 for the third quarter 2015, compared to 159,116 for the third quarter 2014.

Gross profit was $45.2 million, or 74% of revenue, for the third quarter 2015, compared to gross profit of $33.1 million, or 73% of revenue, for the third quarter 2014. Operating expenses for the third quarter 2015 were $43.2 million, compared to $28.2 million for the third quarter 2014.

Income from operations for the third quarter 2015 was $1.9 million, compared to $5.0 million for the third quarter 2014. Net income for the third quarter 2015 was $2.1 million, or $0.05 per share, compared to $4.8 million for the third quarter 2014, or $0.12 per share. Weighted average diluted shares outstanding was 40.9 million for the third quarter 2015 and 2014.

On a non-GAAP basis, the Company reported adjusted EBITDA of $5.6 million, or 9% of revenue, for the third quarter 2015, compared to $7.9 million, or 17% of revenue, for the third quarter 2014.

Cash and cash equivalents, short-term investments, and long-term investments were $50.5 million as of September 30, 2015 compared to $48.1 million as of September 30, 2014, and $53.1 million as of June 30, 2015.

Revised Full Year 2015 Financial Guidance

ZELTIQ is updating its previously stated financial guidance for the full year 2015, provided on its second quarter 2015 earnings conference call:

•	Revenue guidance of approximately $252 million which includes approximately $3 million of currency headwinds; up from prior guidance of $245 million to $247 million

•	Consumable revenue of approximately 50% of total revenue; unchanged from prior guidance

•	Gross profit margin of approximately 71% of total revenue; unchanged from prior guidance

•	Operating expenses of approximately 69% of total revenue; improved from prior guidance of 69% to 70%

•	Stock-based compensation, depreciation, and amortization expense of approximately 7% of total revenue; unchanged from prior guidance

•	Adjusted EBITDA margin of approximately 9% of total revenue; up from prior guidance of 8% to 9%

Additional information regarding ZELTIQ’s results and guidance can be found in ZELTIQ’s Supplemental Financial and Operational Information schedule by CLICKING HERE or by visiting the Investor Relations section of ZELTIQ’s website at www.zeltiq.com.

Use of Non-GAAP Financial Measures

ZELTIQ has supplemented its GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of ZELTIQ, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss) in the most directly comparable GAAP measure is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with ZELTIQ’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

Conference Call

ZELTIQ will hold a conference call on Tuesday, October 27, 2015 at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 280-7291 for domestic callers and (707) 287-9361 for international callers. The conference ID number is 55676149. A live webcast of the conference call will be available online from the investor relations page of the company’s corporate website at www.coolsculpting.com.

A replay of the webcast will remain available on ZELTIQ’s website, www.coolsculpting.com, until ZELTIQ releases its fourth quarter 2015 financial results. In addition, a telephonic replay of the call will be available until November 3, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 55676149.

About ZELTIQ® Aesthetics

ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. ZELTIQ’s first commercial product, the CoolSculpting® System, is designed to selectively reduce stubborn fat bulges. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer.

Forward-Looking Statements

The statements made in this press release regarding ZELTIQ’s estimate of the worldwide opportunity of $4B, its belief that CoolMini offers a sizable new market opportunity, its belief that it is on track to introduce colder temperatures to its suction-based applicators in 2016, its belief that such introduction will enable practices to reduce treatment times by almost half, its growth prospects and financial projections for the full year 2015, and its confidence in its recently stated long term financial objectives, are forward-looking statements. The words “believe,” “expect,” “will”, and “guidance” and similar words that denote future events or results identify these forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond ZELTIQ’s control and that could materially affect ZELTIQ’s actual business operations and financial performance and condition. Factors that could materially affect ZELTIQ’s business operations and financial performance and condition include, but are not limited to: less than anticipated growth in the number of physicians electing to purchase CoolSculpting Systems; patient demand for CoolSculpting procedures may be lower than ZELTIQ expects; product or procedure announcements by competitors may decrease demand for CoolSculpting procedures; ZELTIQ may incorrectly estimate or control its future expenditures; ZELTIQ may incorrectly estimate the timing of new product development and new product launch; ZELTIQ’s sales and marketing plans may fail to increase sales as ZELTIQ expects; individual patients may not experience the same results with CoolMini as the average patient in the clinical trials; as well as those other risks and uncertainties set forth in ZELTIQ’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2015, filed with the SEC on July 30, 2015. These forward-looking statements speak only as of the date of this press release. ZELTIQ expressly disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:

Patrick F. Williams

ZELTIQ, Senior Vice President and CFO

925-474-2500

Nick Laudico

The Ruth Group

646-536-7030

nlaudico@theruthgroup.com

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,618	$28,649
Short-term investments	11,235	16,286
Accounts receivable, net	32,908	21,472
Inventory	28,783	15,536
Prepaid expenses and other current assets	8,716	7,060

Total current assets	117,260	89,003
Long-term investments	3,620	4,805
Restricted cash	459	560
Property and equipment, net	4,770	3,724
Intangible asset, net	5,255	5,780
Other assets	147	33

Total assets	$131,511	$103,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,159	$5,824
Accrued and other current liabilities	32,019	21,450
Deferred revenue	7,198	5,069
Current portion of capital lease obligations	123	120

Total current liabilities	51,499	32,463
Long-term deferred revenue	157	622
Long-term capital lease obligations, less current portion	170	262
Other non-current liabilities	568	39

Total liabilities	$52,394	$33,386

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	79,117	70,519

Total liabilities and stockholders’ equity	$131,511	$103,905

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$61,202	$45,670	$177,191	$123,706
Cost of revenue	16,041	12,555	48,535	35,231

Gross profit	45,161	33,115	128,656	88,475

Operating expenses:
Research and development	5,464	4,241	17,352	12,861
Sales and marketing	30,647	19,014	87,253	60,253
General and administrative	7,115	4,896	22,156	14,843

Total operating expenses	43,226	28,151	126,761	87,957

Income from operations	1,935	4,964	1,895	518
Interest income, net	13	14	40	47
Other income (expense), net	359	(189)	(508)	(338)

Income before income taxes	2,307	4,789	1,427	227
Provision for income taxes	160	7	231	13

Net income	2,147	4,782	1,196	214

Net income per share, basic	$0.06	$0.13	$0.03	$0.01

Weighted average shares of common stock outstanding used in computing net income per share, basic	38,881,183	37,630,222	38,640,269	37,430,337

Net income per share, diluted	$0.05	$0.12	$0.03	$0.01

Weighted average shares of common stock outstanding used in computing net income per share, diluted	40,860,593	40,926,034	40,724,261	40,781,141

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,196	$214
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,712	1,350
Stock-based compensation	10,261	7,029
Deferred income taxes	—	37
Amortization of investment premium, net	63	183
Provision for doubtful accounts receivable	270	134
Provision for excess and obsolete inventory	403	688
Loss on disposal and write-off of property and equipment	—	17
Changes in operating assets and liabilities:
Accounts receivable	(11,773)	(5,653)
Inventory	(13,698)	(9,684)
Prepaid expenses and other assets	(1,794)	177
Deferred revenue, net of deferred costs	1,681	2,426
Accounts payable, accrued and other liabilities	17,573	(2,076)

Net cash provided by (used in) operating activities	5,894	(5,158)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(12,079)	(9,011)
Proceeds from sale of investments	—	1,000
Proceeds from maturity of investments	18,260	14,968
Purchase of property and equipment	(2,332)	(1,216)
Change in restricted cash	94	(252)

Net cash provided by investing activities	3,943	5,489

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(89)	—
Proceeds from issuance of common stock upon exercise of stock options and from employee stock purchase plan	4,136	2,714
Tax payments related to shares withheld for vested restricted stock units	(6,577)	(3,774)
Tax effect of employee stock plans	26	27

Net cash used in financing activities	(2,504)	(1,033)

Effect of exchange rate changes on cash and cash equivalents	(364)	(155)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,969	(857)
CASH AND CASH EQUIVALENTS—Beginning of period	28,649	25,798

CASH AND CASH EQUIVALENTS—End of period	$35,618	$24,941

ZELTIQ Aesthetics, Inc.

Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(In thousands, except for percentages)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars	2015	2014	2015	2014
Net income, as reported	$2,147	$4,782	$1,196	$214
Adjustments to net income:
Interest income, net and other income (expense), net	(372)	175	468	291
Provision for income taxes	160	7	231	13
Depreciation and amortization	650	417	1,712	1,350
Stock-based compensation expense	3,028	2,518	10,261	7,029

Total adjustments to net income	3,466	3,117	12,672	8,683
Adjusted EBITDA	$5,613	$7,899	$13,868	$8,897

	Three Months Ended September 30,		Nine Months Ended September 30,
As a Percentage of Revenue	2015	2014	2015	2014
Net income, as reported	3.5%	10.5%	0.7%	0.2%
Adjustments to net income:
Interest income, net and other income (expense), net	-0.6%	0.4%	0.2%	0.2%
Provision for income taxes	0.3%	0.0%	0.1%	0.0%
Depreciation and amortization	1.1%	0.9%	1.0%	1.1%
Stock-based compensation expense	4.9%	5.5%	5.8%	5.7%

Total adjustments to net income	5.7%	6.8%	7.1%	7.0%
Adjusted EBITDA Margin	9.2%	17.3%	7.8%	7.2%